Exhibit 10.40
EXHIBIT A
COMMON STOCK PURCHASE WARRANT
ALEXZA PHARMACEUTICALS, INC.
     THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Biomedical Sciences Investment Fund Pte Ltd (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time during the Exercise Period (as defined below), to subscribe for and purchase from Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to a number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) as provided for in Section 2(c) (the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated March 26, 2008, by and between the Company and the Holder.
     Section 2. Exercise.
          a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times during the Exercise Period by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.
          b) Exercise Price. The exercise price of the Common Stock under this Warrant shall be $8.00 (such price to be adjusted for stock splits, stock dividends and the like) per share; provided, however, that if (i) the Pricing Adjustment Point is not triggered, or (ii) a binding agreement to acquire substantially all of the assets or a majority of the outstanding voting securities of the Company (through merger, acquisition, consolidation or otherwise) in which the aggregate purchase price is less than $8.00 (such price to be adjusted for stock splits, stock dividends and the like) per share is entered into prior to the earlier of (a) the triggering of a Pricing Adjustment Point or (b) the end of the Pricing Period (a “Pricing Change in Control Event”), then the exercise price of the Common Stock under this Warrant shall be $7.22 (such price to be adjusted for stock splits, stock dividends and the like) per share (the “Exercise Price”); provided, further that if this Warrant is exercised prior to December 31, 2008 other than in connection with a Pricing Change in Control Event the Exercise Price shall be $8.00 (such price to be adjusted for stock splits, stock dividends and the like) per share. The Exercise Price shall be subject to adjustment pursuant to Section 3 hereof.
          c) Number of Warrant Shares. The number of shares of Common Stock that the Holder may purchase by exercising this Warrant shall equal the number of whole shares of Common Stock equal to $3,000,000 divided by the Exercise Price determined pursuant to Section 2(b).
          d) Exercise Period. This Warrant shall not become exercisable unless and until an Exercise Trigger Event (as defined below) occurs. If an Exercise Trigger Event occurs, this Warrant shall be exercisable for the period commencing on the date of the Exercise Trigger Event and ending on the close of business on the fifth year anniversary of the date hereof (the “Exercise Period”). For purposes of this Warrant, “Exercise Trigger Event” shall mean each of the following events:
               i. The failure by the Company, including any of its Affiliates or a joint venture of which the Company is stockholder or member, to achieve a milestone set forth on Exhibit A hereto (each a “Milestone”, and collectively, the “Milestones”); provided, however, that the Company shall have forty five (45) days after the date on which the Company receives a Cure Notice (as defined on Exhibit A) to cure any alleged failure before any such failure shall be deemed an Exercise Trigger Event; and provided further that with respect to any Milestone, the Company may request the written consent of the Holder for the modification of such Milestone, or the modification of the timing for the performance of such Milestone, and the Holder hereby agrees that it will not unreasonably withhold consent to such modification; and
               ii. The termination by the Company of its operations in Singapore or the transfer of all, or substantially all, of the Company’s Singapore operations outside of Singapore without the prior written consent of the Holder.
          e) Cashless Exercise. This Warrant may also be exercised during the Exercise Period by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)*(X)] by (A), where:
          (A) = the VWAP on the Trading Day immediately preceding the date of such election;
          (B) = the Exercise Price of this Warrant, as adjusted; and
          (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.
     For purposes of this Section 2(e), “VWAP” shall mean the daily volume weighted average price of the Company on the Principal Market as reported by Bloomberg Financial L.P. using the AQR function.

          f) Mechanics of Exercise.
               i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
               ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such system is available for transmitting such certificates, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 5 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the aggregate Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the aggregate Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(f)(vi) prior to the issuance of such shares, have been paid.
               iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
               iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(f)(ii) by the date that is two business days after the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
               v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
               vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
     Section 3. Certain Adjustments; Early Termination.
          a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          b) Early Termination. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, the Company shall provide to the Holder twenty (20) days advance written notice of such Fundamental Transaction, and this Warrant shall terminate unless exercised (if exercisable) prior to the date such Fundamental Transaction.
          c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
          d) Notice to Holders.
               i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
               ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. If this Warrant is otherwise exercisable, the Holder shall be entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.
     Section 4. Transfer of Warrant.
          a) Transferability. This Warrant shall not be transferable in whole or in part.
          b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     Section 5. Miscellaneous.
          a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
          b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
          c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
          d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.
          e) Jurisdiction. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.
          f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. The Holder hereby acknowledges and agrees that if the Registration Statement is not effective at the time this Warrant is exercised, the Holder shall only be permitted to exercise this Warrant by means of a “cashless exercise” pursuant to Section 2(e).
          g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.
          h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
          i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
          j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
          k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
          l) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and to all of the representations and warranties contained herein.
          m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
          n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: March 27, 2008

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Name: Thomas B. King
Title: President and Chief Executive Officer

Exhibit A
Milestones
1. The Company shall establish a subsidiary in Singapore within four weeks of Closing.
2. The Company shall hire a President of its Singapore subsidiary within four weeks of Closing.
3. The Company, or its Affiliates or a joint venture of which the Company is stockholder or member, will accomplish the following activities in the time periods described:

Year	Q1	Q2	Q3	Q4
2008			Initiate recruitment of General Manager for Singapore Operations	Create facilities/infrastructure plan for Singapore Operations
2009	Hire General Manager for Singapore Operations	Complete quality assurance policy and procedures	Initiate application specific integrated circuit development activities and design of automated assembly equipment	Complete transition plan of manual lower housing assembly (LHA) from Valtronic
2010	Install printed circuit board assembly (PCBA) process and test equipment	Install LHA automated assembly and test equipment	Complete PCBA manufacturing process and test equipment	Complete transition from manual LHA manufacturing process to automated LHA manufacturing process
The satisfaction of the milestones set forth in this Section 3 shall be determined in good faith by the Company; provided that the Holder shall have 20 days from the end of the applicable period to dispute in writing such determination if the Holder believes in good faith that the applicable milestone has not been satisfied (the “Dispute Notice”). If the Holder delivers a Dispute Notice to the Company, the Holder and Company shall negotiate in good faith to resolve the dispute. If the dispute cannot be resolved within 14 days from the receipt by the Company of the Dispute Notice, then the parties shall appoint a mutually agreeable arbitrator. If the parties cannot agree upon an arbitrator, an arbitrator shall be appointed from the International Panel members from the United States of America by the Singapore International Arbitration Centre. The arbitrator shall determine whether the applicable milestone has been satisfied and such arbitration shall be binding on both parties and administered by the Singapore International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules. If it is determined pursuant to the above procedures that an applicable milestone has not been satisfied, the Holder may deliver to the Company a notice of such failure (the “Cure Notice”) within 20 days after such final determination.

NOTICE OF EXERCISE

TO:	ALEXZA PHARMACEUTICALS, INC.
          (1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
          (2) Payment shall take the form of (check applicable box):
☐    in lawful money of the United States; or
☐    the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(e), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(e).
          (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

          (4) Accredited Investor. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws. The undersigned further represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: